EXECUTION COPY
Amendment Deed relating to Trust Deed
 ENDEAVOUR ENERGY LUXEMBOURG S.A.R.L.
 as Issuer
and
 ENDEAVOUR INTERNATIONAL CORPORATION
 as Guarantor
and
 BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED
 as Trustee
and
 SMEDVIG QIF PLC
 as a Bondholder
and
 MR. JOHN HEWETT
 as a Bondholder
 Relating to

U.S.$40,000,000 11.5 per cent. Guaranteed Convertible Bonds due 2014
11 MARCH 2011

THIS AMENDMENT DEED has been executed as a deed by the parties set out below on 11 March 2011

BETWEEN:

(1)	Endeavour Energy Luxembourg S.A.R.L., a private company with limited liability incorporated under the laws of Luxembourg (the “Issuer");

(2)	Endeavour International Corporation, a company incorporated under the laws of the state of Nevada, United States of America (the “Guarantor");

(3)	BNY Mellon Corporate Trustee Services Limited, as Trustee under the Trust Deed (the “Trustee");

(4)	Smedvig QIF PLC, as a Bondholder (“Smedvig"); and

(5)	Mr. John Hewett, as a Bondholder (“Hewett");

together the “Parties” and each a “Party".

WHEREAS:

(A)	The Parties entered into a trust deed (the “Trust Deed") dated 24 January 2008 pursuant to which U.S.$40,000,000 11.5 per cent. Guaranteed Convertible Bonds due 2014 were constituted and issued.

(B)	The Parties now wish to vary certain terms and conditions (the “Conditions”) of the Bonds as set out in the Trust Deed on the terms set out in this deed (the “Amendment Deed").

(C)	Smedvig is executing this Amendment Deed (i) to represent that it is the holder of 99.75 per cent. of the outstanding Bonds and (ii) to direct the Trustee to execute this Amendment Deed and consent to the amendments to be effected to the Trust Deed and the Conditions of the Bonds, such direction to take the form of a resolution in writing signed by or on behalf of Bondholders representing in aggregate not less than three-quarters of the aggregate principal amount outstanding of the Bonds pursuant to paragraph 22 of Schedule 3 (Provisions for Meetings of Bondholders) to the Trust Deed, and accordingly to take effect as an Extraordinary Resolution.

(D)	Hewett is executing this Amendment Deed (i) to represent that he is the holder of 0.25 per cent. of the outstanding Bonds and (ii) to direct the Trustee to execute this Amendment Deed and consent to the amendments to be effected to the Trust Deed and the Conditions of the Bonds, such direction to take the form of a resolution in writing signed by or on behalf of Bondholders representing in aggregate not less than three-quarters of the aggregate principal amount outstanding of the Bonds pursuant to paragraph 22 of Schedule 3 (Provisions for Meetings of Bondholders) to the Trust Deed, and accordingly to take effect as an Extraordinary Resolution.

(E)	The Trustee is executing this Amendment Deed to consent to the amendments to be effected to the Trust Deed and the Conditions of the Bonds in accordance with the Extraordinary Resolution referred to in recitals (C) and (D) above.

NOW THIS DEED WITNESSES AND IT IS HEREBY DECLARED AS FOLLOWS:

1.	DEFINITIONS

All capitalised terms which are defined in the Trust Deed (including the Conditions) shall, save to the extent otherwise defined herein, have the same meaning when used in this Amendment Deed.

2.	VARIATION OF THE TRUST DEED

2.1	With effect from the date of this Amendment Deed, the Trust Deed shall be amended as follows:

(a)	the Maturity Date, as defined in Condition 3, shall be 24 January 2016;

(b)	the last sentence of the first paragraph of Condition 6.1 shall be deleted in full;

(c)	the fourth paragraph of Condition 6.1 shall be deleted in its entirety and the following new paragraph shall be inserted in substitution thereof:

Beginning with the Interest Period commencing on 31 March 2014, the Bonds shall bear interest at the rate of 7.5 per cent. per annum calculated by reference to the principal amount thereof and which will be capitalised by adding to the Outstanding Principal Amount from time to time of the Bonds quarterly in arrear on each Interest Capitalisation Date, commencing on the Interest Capitalisation Date falling on 30 June 2014. The amount of interest per Authorised Denomination capitalised in respect of the last Interest Period from (and including) 31 December 2015 to (but excluding) the Maturity Date will amount to U.S.$ 11.49.

(d)	the table in Condition 6.1 shall be deleted and the following table shall be inserted in substitution:

Interest Capitalisation Date	Outstanding Principal Amount per Authorised
Denomination
Closing Date	U.S.$1,000

31 March 2008	1,021.72

30 June 2008	1,051.10

30 September 2008	1,081.32

31 December 2008	1,112.40

31 March 2009	1,144.39

30 June 2009	1,177.29

30 September 2009	1,211.13

31 December 2009	1,245.95

31 March 2010	1,281.77

30 June 2010	1,318.63

30 September 2010	1,356.54

31 December 2010	1,395.54

31 March 2011	1,435.66

30 June 2011	1,476.93

30 September 2011	1,519.40

31 December 2011	1,563.08

31 March 2012	1,608.02

30 June 2012	1,654.25

30 September 2012	1,701.81

31 December 2012	1,750.73

31 March 2013	1,801.07

30 June 2013	1,852.85

30 September 2013	1,906.12

31 December 2013	1,960.92

31 March 2014	2,017.30

30 June 2014	2,055.12

30 September 2014	2,093.65

31 December 2014	2,132.91

31 March 2015	2,172.90

30 June 2015	2,213.64

30 September 2015	2,255.15

31 December 2015	2,297.43

24 January 2016	2,308.92

and

(e)	in Condition 8.2(a) The words “24 January 2012” shall be deleted and the words “24 January 2016” shall be inserted in their place.

2.2	Save as varied by this Amendment Deed, the Trust Deed shall remain in full force and effect upon the terms and conditions set out therein.

2.3	References in the Trust Deed to “this Trust Deed” shall be read and construed as references to “this Trust Deed as amended by the Amendment Deed” and words such as “herein”, “hereof”, “hereunder”, “hereby” and “hereto” where they appear in the Trust Deed shall be construed accordingly.

3.	ENTIRE AGREEMENT

3.1	Each Party acknowledges and agrees with the other Party that this deed together with any other documents referred to in this Amendment Deed constitutes the entire and only agreement between the Parties relating to the subject matter herein.

3.2	If any of the provisions of this Amendment Deed are inconsistent with or in conflict with any of the provisions of the Trust Deed then, to the extent of any such inconsistency or conflict, the provisions of this Amendment Deed shall prevail as between the Parties.

4.	REPRESENTATIONS AND WARRANTIES

4.1	Corporate Power: Smedvig represents and warrants that it has the requisite power and authority to enter into this Amendment Deed and to direct the Trustee as set out in this Amendment Deed, and all acts, conditions and things required to be done, fulfilled and performed in order to permit Smedvig to enter into this Amendment Deed and to direct the Trustee as set out in this Amendment Deed have been done have been done, fulfilled and performed and no steps have been taken to challenge, revoke or cancel any such authorisation obtained or effected.

4.2	Holding of Bonds: Smedvig represents and warrants that as at the date of this Amendment Deed it is the holder of 99.75 per cent. of the aggregate principal amount outstanding of the Bonds and that it has not encumbered its rights as the holder of 99.75 per cent. of the aggregate principal amount outstanding of the Bonds to direct the Trustee as set out in Clause 5 (Directions to the Trustee) below.

4.3	Holding of Bonds: Hewett represents and warrants that as at the date of this Amendment Deed he is the holder of 0.25 per cent. of the aggregate principal amount outstanding of the Bonds and that he has not encumbered his rights as the holder of 0.25 per cent. of the aggregate principal amount outstanding of the Bonds to direct the Trustee as set out in Clause 5 (Directions to the Trustee) below.

5.	DIRECTIONS TO THE TRUSTEE

Smedvig and Hewett hereby direct the Trustee to execute and enter into this Amendment Deed and by doing so to consent to the amendments set out in this Amendment Deed to be effected to the Trust Deed and the Conditions of the Bonds such that this direction take the form of a resolution in writing signed by or on behalf of Bondholders representing in aggregate not less than three-quarters of the aggregate principal amount outstanding of the Bonds pursuant to paragraph 22 of Schedule 3 (Provisions for Meetings of Bondholders) to the Trust Deed, and accordingly to take effect as an Extraordinary Resolution pursuant to paragraph 20 of Schedule 3 (Provisions for Meetings of Bondholders) to the Trust Deed.

6.	PROVISIONS OF THE TRUST DEED APPLICABLE

The provisions of clauses 18 (Communication), 19 (Governing Law and Jurisdiction), 20 (Counterparts) and 21 (Contracts (Rights of Third Parties) Act 1999) of the Trust Deed shall apply, mutatis mutandis, to this Amendment Deed as if they were set out herein and references to “Trust Deed” were replaced by references to “this Amendment Deed”.

IN WITNESS whereof this Amendment Deed has been executed as a deed on the date first above written.

SIGNATORIES

Issuer

Executed as a deed by ENDEAVOUR ENERGY LUXEMBOURG S.A.R.L. acting by Michael Kirksey in the presence of:	) ) ) )	London March 11, 2011 /s/ Michael Kirksey EVP & CFO, Manager
Signature of witness Name of witness Address of witness Occupation of witness		/s/ Nicholas Pogson Nicholas Pogson c/o 114 St Martin’s Lane, London Commercial Director

Authorised Signatory

Guarantor

Executed as a deed by ENDEAVOUR INTERNATIONAL CORPORATION acting by Michael Kirksey in the presence of:	) ) ) )	London March 11, 2011 /s/ Michael Kirksey EVP & CFO, Manager
Signature of witness Name of witness Address of witness Occupation of witness		/s/ Nicholas Pogson Nicholas Pogson c/o 114 St Martin’s Lane, London Commercial Director

Authorised Signatory

Trustee

EXECUTED as a deed by BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED Acting by two of its lawful attorneys	) ) ) )	/s/ Paul Cattermole Paul Cattermole Vice President /s/ Marco Thuo Marco Thuo Vice President
Signature of witness Name of witness Address of witness Occupation of witness		/s/ Trevor Blewer Trevor Blewer Vice President The Bank of New York Mellon Once Canada Square London E14 %AL Bank Officer

Authorised Signatory

Smedvig

Executed as a deed by SMEDVIG QIF PLC acting by John Thore Olsen in the presence of:	) ) ) )	Stavanger March 11th, 2011 /s/ John Thore Olsen
Signature of witness Name of witness Address of witness Occupation of witness		/s/ Marit Hovstad Marit Hovstad Vestvollvnk, 4017 Stavanger, Norway CFO

Hewett

Executed as a deed by MR. JOHN HEWETT in the presence of:	) ) ) )	/s/ John Hewitt
Signature of witness Name of witness Address of witness Occupation of witness		/s/ CC Young Cristian Young 20 St James Street, London, 5W1A1E5 CFO